EXHIBIT 4

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement (the "Amendment") is made as of this 18th day of July, 2000 by and among AMERICAN MEDICAL SECURITY GROUP, INC. (the "Borrower"), the Lenders named therein (the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION, as Agent and Swing Line Lender (the "Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of March 24, 2000, as amended from time to time, (the "Credit Agreement); and

     WHEREAS, the parties desire to amend the Credit Agreement, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

          2.1 Section 6.2 USE OF PROCEEDS is hereby deleted in its entirety and amended by inserting the following in its stead:

               "6.2 USE OF PROCEEDS. AMS will, and will cause each Subsidiary to, use the proceeds of the Loans to meet general corporate needs of AMS and its Subsidiaries and to repay in full the outstanding Indebtedness of AMS and its Subsidiaries, and each of them, other than the Indebtedness reflected in Section 5.8 (or Indebtedness in a principal amount not exceeding $50,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness) and approved by Agent. AMS will not permit any Subsidiary to use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U), nor will AMS use any of the proceeds of the Loans, or permit any Subsidiary to use any such proceeds to finance the Purchase of any Person which has not been approved and recommended by the Board of Directors (or functional equivalent thereof) of such Person. Following the application of the proceeds of the Loans with respect to any repurchase by AMS of its outstanding stock as permitted pursuant to Section 6.10 hereof, neither AMS nor any Subsidiary will permit more than 25% of the value (as determined by any reasonable method) of the assets of AMS and its Subsidiaries which are subject to any limitation on sale, pledge or other

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          restriction  hereunder  taken as a whole to have been, and to continue to be, represented by margin stock".

          2.2 Section 6.10 DIVIDENDS is hereby amended by deleting the amount of "$7,200,000" in subsection (ii) thereof and inserting "$8,200,000" in its stead.

     SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

          3.1 The Agent and the Lenders shall have received copies of this Amendment duly executed by the Borrower.

          3.2 The Agent and the Lenders shall have received such other documents, certificates and assurances as they shall reasonably request.

     SECTION 4. REAFFIRMATION OF THE BORROWER. The Borrower hereby represents and warrants to the Agent and the Lenders that (i) the warranties set forth in
Article 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Agent and the Lenders have granted their consent; (ii) the Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Event of Default has occurred and is continuing or has not previously been waived.

     SECTION 5. FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Loan Documents shall remain in full force and effect.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF,  the parties hereto have executed this Amendment on the day and year specified above.

                                 AMERICAN MEDICAL SECURITY GROUP, INC.


                                 By: /S/ GARY D. GUENGERICH
                                     Name:   Gary D. Guengerich
                                     Title:  Executive Vice President and Chief
                                             Financial Officer


                                 LASALLE BANK NATIONAL ASSOCIATION


                                 By: /S/ JANET R. GATES
                                     Name:   Janet R. Gates
                                     Title:  Senior Vice President


                                 FIRST UNION NATIONAL BANK, NATIONAL BANK, NA


                                 By: /S/ THOMAS L. STITCHBERRY
                                     Name:   Thomas L. Stitchberry
                                     Title:  Senior Vice President


                                ASSOCIATED BANK GREEN BAY, NATIONAL ASSOCIATION


                                By: /S/ DENIS F. HOGAN
                                    Name:    Denis F. Hogan
                                    Title:   Vice President


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